ALSTON & BIRD LLP

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777
                                 www.alston.com


Pinney L. Atten                                         Direct Dial 404-881-7485


                                November 4, 1997


FAC Realty Trust, Inc.
11000 Regency Parkway
Suite 300
Cary, North Carolina 27511

       Re: Proposed Agreement and Plan of Merger by and between FAC Realty, Inc.
           and FAC Realty Trust, Inc.

         We have acted as counsel to FAC Realty Trust, Inc. ("FAC"), a corporation organized and existing under the laws of the State of Maryland, in connection with the proposed merger of FAC Realty, Inc. ("FAC Realty"), a corporation organized and existing under the laws of the State of Delaware, with and into FAC, with FAC as the Surviving Entity (the "Merger"). The Merger will be effected pursuant to the proposed Agreement and Plan of Merger by and between FAC Realty and FAC in the form attached as Exhibit A to the registration statement on Form S-4 filed by FAC on November 4, 1997, (the "Registration Statement") with the Securities and Exchange Commission under the Securities Exchange Act of 1933, as amended, including the Proxy Statement/Prospectus for the special meeting of the stockholders of FAC Realty (the "Agreement"). In our capacity as counsel to FAC, our opinion has been requested with respect to certain of the federal income tax consequences of the proposed Merger.

         In rendering this opinion, we have examined (i) the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations, (ii) the legislative history of applicable sections of the Code, and (iii) appropriate Internal Revenue Service and court decisional authority. In addition, we have relied upon certain information made known to us as more fully described below. All capitalized terms used herein without definition shall have the respective meanings specified in the Agreement and, unless otherwise specified, all section references herein are to the Code.

1211 East Morehead Street  3605 Glenwood Avenue   601 Pennsylvania Avenue, N.W.
P. O. Drawer 34009          P. O. Drawer 31107      North Building, Suite 250
Charlotte, NC 28234-4009  Raleigh, NC 27622-1107    Washington, DC 20004-2601
704-331-6000                  919-420-2200                202-508-3300
Fax: 704-334-2014           Fax: 919-881-3175          Fax: 202-508-3333


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FAC Realty Trust, Inc.

November 4, 1997
Page 2

                            INFORMATION RELIED UPON

         In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate, including:

         (1) the Agreement;

         (2) the Registration Statement; and

         (3) such additional documents as we have considered relevant.

         In our examination of such documents, we have assumed, with your consent, that all documents submitted to us as photocopies faithfully reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate.

         We also have obtained such additional information and representations as we have deemed relevant and necessary through consultation with various officers and representatives of FAC and FAC Realty and through certificates provided by the management of FAC and the management of FAC Realty.

         You have advised us that the proposed transaction is in the best interests of the parties and will enable the Surviving Entity to realize certain economic efficiencies. To achieve these goals, the following will occur pursuant to the Agreement:

                  (1) Subject to the terms and conditions of the Agreement, at the Effective Time, FAC Realty shall be merged with and into FAC and the separate corporate existence of FAC Realty shall thereupon cease. FAC shall be the Surviving Entity in the Merger and shall continue to be governed by the laws of the State of Maryland, and the separate existence of FAC with all rights, privileges, immunities, powers, and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL and the MGCL.

                  (2) The Articles of Incorporation of FAC in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Entity, until duly amended in accordance with the terms thereof and the MGCL.

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FAC Realty Trust, Inc.

November 4, 1997
Page 3

                  (3) The Bylaws of FAC in effect at the Effective Time shall be the Bylaws of the Surviving Entity, until duly amended in accordance with the terms thereof and the MGCL.

                  (4) The directors and officers of FAC Realty at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Entity's Articles of Incorporation and Bylaws.

                  (5) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of FAC Realty:

                           (a) Each share of the common stock, par value $0.01
per share, of FAC Realty (the "FAC Realty Common Shares") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid, and nonassessable share of common stock, par value $0.01 per share, of FAC (the "FAC Common Shares"). Each share of the Series A preferred stock of FAC Realty (the "FAC Realty Preferred Shares" and, together with the FAC Realty Common Shares, the "FAC Realty Shares") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Series A preferred stock of FAC (the "FAC Preferred Shares" and, together with the FAC Common Shares, the "FAC Shares"). All FAC Realty Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist.

                           (b) Each FAC Realty Share issued and held in FAC
Realty's treasury at the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                           (c) At the Effective Time, each FAC Share issued and
outstanding immediately prior to the Effective Time shall, virtue of the Merger and without any action on the part of FAC or the holder of such shares, be canceled and retired without payment of any consideration therefor.

                           (d) Each option or other right to purchase or
otherwise acquire FAC Realty Shares pursuant to stock option or other stock-based plans of FAC Realty granted and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of such option or right, be converted into and become a right to purchase or otherwise acquire the same number of

FAC Realty Trust, Inc.

November 4, 1997
Page 4


FAC Shares at the same price per share and upon the same terms and subject to the same conditions as applicable to such options or other rights immediately prior to the Effective Time.

         We also have assumed that the following statements are true on the date hereof and will be true on the date on which the Merger is consummated:

         (1) The fair market value of FAC Shares received by each FAC Realty shareholder will be, in each instance, approximately equal to the fair market value of FAC Realty Shares surrendered in the exchange.

         (2) To the best of the knowledge of management of FAC Realty, there is no plan or intention by any of the shareholders of FAC Realty to sell, exchange, or otherwise dispose of any of the FAC Shares received in the transaction, other than ordinary purchase and sale transactions in public securities markets of a nature and volume consistent with prior market activity in the stock of FAC Realty, which FAC Realty would expect to continue following the transaction.

         (3) Immediately following consummation of the transaction, the shareholders of FAC Realty will own all of the outstanding FAC Shares and will own such stock solely by reason of their ownership of FAC Realty Shares immediately prior to the transaction.

         (4) FAC has no plan or intention to issue additional shares of its stock following the transaction other than in connection with the stock options or other stock-based plans of FAC Realty that were converted into identical rights to acquire FAC Shares as a result of the Merger.

         (5) Immediately following consummation of the transaction, FAC will possess the same assets and liabilities as those possessed by FAC Realty immediately prior to the transaction.

         (6) All of the FAC Realty warrants, options, convertible securities, and other types of right pursuant to which any person could acquire stock in FAC Realty will be converted into and become a corresponding right of FAC with no other change of the terms thereof.

         (7) FAC has no plan or intention to redeem or otherwise reacquire one percent of more of its stock outstanding as of the date of the transaction.

FAC Realty Trust, Inc.

November 4, 1997
Page 5

         (8) FAC has no plan or intention to sell or otherwise dispose of any of the assets of FAC Realty acquired in the transaction, except for dispositions made in the ordinary course of business.

         (9) The liabilities of FAC Realty assumed by FAC plus the liabilities, if any, to which the transferred assets are subject were incurred by FAC Realty in the ordinary course of its business and are associated with the assets transferred.

         (10) The fair market value of the assets of FAC Realty equals or exceeds the sum of its liabilities.

         (11) Following the transaction, FAC will continue the historic business of FAC Realty or use a significant portion of FAC Realty's historic business assets in a business.

         (12) FAC, FAC Realty, and the shareholders of FAC Realty will each pay their own expenses, if any, incurred in connection with the transaction.

         (13) FAC Realty is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding in a federal or state court.

         (14) The directors of FAC Realty and the directors and officers of FAC have no plan or intention to liquidate FAC or to merge FAC with another corporation.

         (15) There is no intercorporate indebtedness existing between FAC Realty and FAC that was issued, acquired, or will be settled at a discount.

         (16) FAC Realty is organized and operated as a real estate investment trust and, therefore, is an "investment company." FAC Realty, however, does not have, and will not have at the Effective Time, more than 25 percent of the value of its total assets invested in the stock and securities of any one issuer and does not have more than 50 percent of the value of its total assets invested in the stock or securities of five or fewer issuers. For purposes of this represenation, an "investment company" is a corporation that is a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose total assets are stock and securities and eighty (80%) or more of the value of whose total assets are assets held for investment.

         (17) FAC does not have, and will not have at the Effective Time, more than 25 percent of the value of its total assets invested in the stock and securities of any one issuer and does not have more than 50 percent of the value of its total assets invested in the

FAC Realty Trust, Inc.

November 4, 1997
Page 6

stock or securities of five or fewer issuers. Immediately, after the proposed transaction, FAC will be organized and operated as a real estate investment trust.

         (18) The Agreement represents the entire understanding of FAC Realty and FAC with respect to the Merger.

                                    OPINION

         Based solely on the information submitted and the representations set forth above, we are of the opinion that:

         (1) The proposed Merger of FAC Realty with and into FAC, as described above, will constitute a mere change in form and place of organization and, therefore, will qualify as a reorganization within the meaning of Section 368(a)(1)(F). FAC Realty and FAC will each be "a party to a reorganization" within the meaning of Section 368(b).

         (2) No gain or loss will be recognized by FAC Realty on the transfer of its assets to FAC solely in exchange for FAC Shares and the assumption by FAC of the liabilities of FAC Realty. Sections 361(a) and 357(a).

         (3) No gain or loss will be recognized by FAC upon the receipt of the assets of FAC Realty in exchange for FAC Shares. Section 1032(a).

         (4) The basis of the assets of FAC Realty in the hands of FAC will be the same as the basis of such assets in the hands of FAC Realty immediately prior to the exchange. Section 362(b).

         (5) The holding period of the assets of FAC Realty acquired by FAC will include the period during which such assets were held by FAC Realty immediately prior to the exchange. Section 1223(2).

         (6) No gain or loss will be recognized by the shareholders of FAC Realty upon the receipt of FAC's Shares solely in exchange for FAC Realty Shares. Section 354(a)(1).

         (7) The basis of FAC Shares to be received by the shareholders of FAC Realty will be, in each instance, the same as the basis of the FAC Realty Shares surrendered in exchange therefor. Section 358(a)(1).

FAC Realty Trust, Inc.

November 4,1997
Page 7

         (8) The holding period of FAC Shares to be received by the shareholders of FAC Realty will include the holding period of FAC Realty Shares surrendered in exchange therefor, provided the shares of stock were held as a capital asset on the date of the exchange. Section 1223(1).

         In addition, we have participated in the preparation of the material under the caption "Federal Income Tax Considerations" of the Registration Statement and, based solely on the facts and assumptions set forth in such Registration Statement and applicable provisions of governing law, we are of the opinion that the federal income tax treatment described therein is accurate in all material respects.

         The opinions expressed herein are based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinions are based solely on the documents that we have examined, the additional information obtained, and the statements set out herein, which we have assumed and you have confirmed to be true on the date hereof and will be true on the date that the proposed Merger is consummated. Our opinions cannot be relied upon if any of the facts contained in such documents or if such additional information is, or later becomes, inaccurate. Finally, our opinions are limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the proposed Merger, including, but not limited to, any state or local tax consequences.

         This opinion is being provided solely for the use of FAC.

         We hereby consent to the use of this opinion and to the references made to the firm under the caption "Federal Income Tax Considerations" in the Proxy/Prospectus constituting part of the Registration Statement on Form S-4 of FAC.


                                       Very truly yours,

                                       Alston & Bird


                                       By:      /s/ Pinney L. Allen
                                                    Pinney L. Allen